Exhibit 16.2

[Deloitte & Touche LLP Letterhead]

February 10, 2006

U. S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the section titled "Change in Accountants - Previous Independent Accountants" of uBid.com Holdings, Inc.'s Registration Statement on Form S-1 dated February 10, 2006, and we agree with the statements made therein, except that we have no basis to agree or disagree to the statements made in the second paragraph.

Yours Truly,

/s/ Deloitte & Touche LLP